UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2017

HILLENBRAND, INC.

(Exact Name of Registrant as Specified in Charter)

Indiana	1-33794	26-1342272
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard Batesville, Indiana	47006
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (812) 934-7500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by the check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01              Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On December 8, 2017, Hillenbrand, Inc. (the “Company”) entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) among the Company (along with its subsidiary borrowers and subsidiary guarantors), the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the lenders. The Credit Agreement amends and restates the Company’s amended and restated credit agreement, dated as of November 19, 2012 (as amended), which provided for a revolving credit facility of up to $700 million in the aggregate principal amount and a term loan in an original principal amount of $180 million.

The Credit Agreement increases the maximum principal amount available for borrowing under the revolving credit facility from $700 million to $900 million. In connection with the Credit Agreement, the Company repaid the existing term loan in full. The amount available for borrowing under the Credit Agreement may be expanded, subject to the approval of the lenders providing the additional loans, by an additional $450 million in the aggregate principal amount. The maturity date of the Credit Agreement is extended to December 8, 2022.

In addition, the Credit Agreement provides the Company increased flexibility in, among other things, its financial covenants, its asset sale covenant and, specifically with respect to its non-U.S. subsidiaries, its indebtedness covenant.

Amendment No. 4 to Private Shelf Agreement

On December 8, 2017, the Company (along with its subsidiary guarantors) entered into the Amendment No. 4 to Private Shelf Agreement (the “Shelf Amendment”), which amends the Private Shelf Agreement, among the Company, the subsidiary guarantors, PGIM, Inc. (f/k/a Prudential Investment Management, Inc.) and each Prudential Affiliate (as defined therein) bound thereby, dated December 6, 2012 (as amended), pursuant to which the Company issued its $100 million, 4.60% Series A Notes maturing December 15, 2024. The Shelf Amendment, among other things, provides the Company increased flexibility in its financial covenants, its asset sale covenant and, specifically with respect to its non-U.S. subsidiaries, its indebtedness covenant.

The foregoing descriptions of the Credit Agreement and Shelf Amendment are qualified in their entirety by reference to the full text of the Second Amended and Restated Credit Agreement and Amendment No. 4 to Private Shelf Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
10.1

Second Amended and Restated Credit Agreement, dated as of December 8, 2017, among Hillenbrand, Inc., the subsidiary borrowers and subsidiary guarantors named therein, the lenders named therein, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders

10.2

Amendment No. 4 to the Private Shelf Agreement, dated as of December 8, 2017, by and among Hillenbrand, Inc., PGIM, Inc. (f/k/a Prudential Investment Management, Inc.), the subsidiary guarantors named therein, and the additional parties thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLENBRAND, INC.

DATE: December 12, 2017	BY:	/S/ Nicholas R. Farrell
Nicholas R. Farrell
Vice President, General Counsel,
Secretary and Chief Compliance Officer